EXHIBIT (a)(5)

                          NOTICE OF GUARANTEED DELIVERY
                                       of
                             Shares of Common Stock
                                       of
                          FIRST SHENANGO BANCORP, INC.


         This form or a facsimile of it must be used to accept the Offer, as defined below, if:

         (a) certificates for common stock, par value $0.10 per share (the "Shares"), of First Shenango Bancorp, Inc., a Pennsylvania corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

         (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

         This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

             To: CHASEMELLON SHAREHOLDER SERVICES, L.L.C. Depositary

By Mail:                        Facsimile Transmission:     By Hand or Overnight Courier:
Reorganization Department           (201) 329-8936          Reorganization Department
P.O. Box 798               (for Eligible Institutions Only) 120 Broadway
Midtown Station                                             13th Floor
New York, New York 10018        Confirm by Telephone:       New York, New York 10271
                                  (201) 296-4209

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE
                SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
                  FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE
                      DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to First Shenango Bancorp, Inc., at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated October 25, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, ________ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

================================================================================
                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially as of the close of business on October 22, 1996 and who will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

|_| was the beneficial owner as of the close of business on October 22, 1996 and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

|_| is a broker, dealer, commercial bank, trust company or other nominee which:

     (a) is tendering, for beneficial owners, Shares with respect to which it is the registered holder; and

     (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on October 22, 1996 and each such person would continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
================================================================================

--------------------------------------------------------------------------------

                         PRICE (IN DOLLARS) PER SHARE AT
                         WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                 LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.

                               CHECK ONLY ONE BOX.
                    IF MORE THAN ONE BOX IS CHECKED, OR IF NO
                  BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED
                  HEREIN), THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

           |_| $20.500             |_| $21.625                    |_| $22.750
           |_|  20.625             |_|  21.750                    |_|  22.875
           |_|  20.750             |_|  21.875                    |_|  23.000
           |_|  20.875             |_|  22.000                    |_|  23.125
           |_|  21.000             |_|  22.125                    |_|  23.250
           |_|  21.125             |_|  22.250                    |_|  23.375
           |_|  21.250             |_|  22.375                    |_|  23.500
           |_|  21.375             |_|  22.500                    |_|  23.625
           |_|  21.500             |_|  22.625                    |_|  23.750

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certificate Nos. (if available):

________________________________________________________________________________

________________________________________________________________________________


Name(s):

________________________________________________________________________________

________________________________________________________________________________
                              Please type or print

Address(es):____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                        Zip Code

Area Code and
Telephone Number:_______________________________________________________________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    SIGN HERE

________________________________________________________________________________

________________________________________________________________________________


Dated:_______________, 1996

If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Facility:

|_|  The Depository Trust Company

|_|  Philadelphia Depository Trust Company

Account Number:

________________________________________________________________________________

--------------------------------------------------------------------------------

GUARANTEE

         THE UNDERSIGNED IS (1) A MEMBER FIRM OF A REGISTERED SECURITIES EXCHANGE; (2) A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.; OR (3) A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE, BRANCH OR AGENCY IN THE UNITED STATES, AND REPRESENTS THAT:

         (A) THE ABOVE-NAMED PERSON(S) HAS A "NET LONG POSITION" IN SHARES OR "EQUIVALENT SECURITIES" AT LEAST EQUAL TO THE SHARES TENDERED WITHIN THE MEANING OF RULE 14E-4 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; AND

         (B) SUCH TENDER OF SHARES COMPLIES WITH SUCH RULE 14E-4;

AND GUARANTEES THAT THE DEPOSITARY WILL RECEIVE CERTIFICATES FOR THE SHARES TENDERED HEREBY IN PROPER FORM FOR TRANSFER, OR SHARES WILL BE TENDERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER AT THE DEPOSITORY TRUST COMPANY OR PHILADELPHIA DEPOSITORY TRUST COMPANY, IN ANY CASE, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE OF THEM), ALL WITHIN THREE OVER-THE-COUNTER TRADING DAYS AFTER THE DAY THE DEPOSITARY RECEIVES THIS NOTICE.

================================================================================

Name of Firm:__________________________     Address:____________________________

_______________________________________     ____________________________________
           Authorized Signature
                                            ____________________________________

                                            ____________________________________
Name:__________________________________                               Zip Code
              Please Print
                                            Area Code and
                                            Telephone Number:___________________

Title:_________________________________     Dated:________________________, 1996

========================================================== =====================


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